Exhibit 99.1

CORP.
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	0000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 JNT
☐ Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card 123456 C0123456789 12345
A Issues PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors Recommends a Vote FOR Each Proposal.
		For	Against	Abstain
1.	To approve and adopt the Agreement and Plan of Merger dated as of November 6, 2006, by and among U.S. Bancorp, Cascade Acquisition Corporation and United Financial Corp.	☐	☐	☐
2.
	To act upon any other matters properly brought before the Special Meeting, or any adjournment(s) or postponement(s) thereof, including the approval of any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for approval of Proposal 1 at the Special Meeting.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all joint tenants must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.
Date (mm/dd/yyyy) ☐☐/☐☐/☐☐☐☐	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Exhibit 99.1
Cont

Proxy—United Financial Corp.

SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors of United Financial Corp.

The undersigned hereby appoints Kurt R. Weise and Kevin P. Clark, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Special Meeting of Shareholders of United Financial Corp. to be held at La Quinta Inn, 600 River Drive South in Great Falls, Montana on January 25, 2007 at 12:00 p.m. Mountain Time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all shares of Common Stock, no par value, of United Financial Corp. held of record by the undersigned on December 18, 2006 and which the undersigned would be entitled to vote if present in person at such Special Meeting, hereby revoking all previously granted proxies.

This proxy may be revoked by filing a subsequently dated proxy or by notifying the Chief Executive Officer of United Financial Corp. of your decision to revoke this proxy, either in person at the Special Meeting or in writing.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given with respect to a particular proposal, this proxy will be voted FOR such proposal.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on January 25, 2007.

THANK YOU FOR VOTING